EXHIBIT 3.01(b)

                                  AMENDMENT TO

                            ARTICLES OF INCORPORATION

                                       OF

                                THEORETICS, INC.

     THE UNDERSIGNED, being the President of THEORETICS, INC., does hereby certify that by consent action of a majority of the stockholders and all of the directors dated October 17, 1988, it was unanimously adopted to amend the Articles of Incorporation such that:

     The name of the Corporation is changed and shall henceforth be: SAFETEK INTERNATIONAL, INC.

     IN WITNESS WHEREOF, we have subscribed to and executed this Amendment to Articles of Incorporation this 26th day of December, 1988.

                              /s/ John Paul Fawcett, President
                              ---------------------------------
                              JOHN PAUL FAWCETT, PRESIDENT

Subscribed to and Sworn to this
29th day of December, 1988,
Before me.


/s/ Jay E. Pettingill
-----------------------
Notary Public

My Commission Expires: